Exhibit 10.1

MEMORANDUM OF AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of the 6th day of June, 2017, by and between Milestone Scientific Inc., a Delaware corporation (“Seller”), and Solee Science & Technology U.S.A., Ltd., a Delaware corporation (“Purchaser”; Seller and Purchaser, each a “Party” and, together, the “Parties” ).

W I T N E S S E T H:

WHEREAS, Seller is the owner of 1,000,000 shares (the “Shares”) of the issued and outstanding shares of common stock of Milestone (China) Company Limited, a company established under the laws of Hong Kong (the “Company”); and

WHEREAS, the Parties entered into this Agreement setting forth the terms and conditions with respect to the purchase by Purchaser of the Shares and further setting forth certain other agreements;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, Purchaser and Seller agreed as follows:

1.        Purchase and Payment for the Shares.

1.1.     Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller sold, transferred, conveyed, assigned and delivered to Purchaser, and Purchaser purchased from Seller, all the Shares.

1.2.     Purchase Price and Payment. In consideration of the sale, transfer, conveyance, assignment and delivery of the Shares by Seller to Purchaser, and in reliance upon the representations and warranties made herein by Seller, at the Closing, the entire purchase price for the Shares payable by Purchaser was paid by Purchaser’s payment of U.S.$125,000 in cash and Purchaser’s delivery of its negotiable promissory note in the form annexed hereto as Exhibit A (the “Note”), providing for payments at the rate of One Hundred Twenty Five Thousand United States Dollars (U.S. $125,000) per quarter, in the aggregate principal amount of One Million Two Hundred Seventy-Five Thousand United States Dollars (U.S. $1,275,000), all as more particularly described in the Note, and the Parties exchanged the other documents contemplated by Sections 4.2 and 4.3.

1.3.      Pledge of Shares. As security for the due and punctual payment of the Note, at the Closing, Purchaser pledged with Seller and granted to Seller a security interest in the Shares (the “Collateral”). The pledge by Purchaser and security interest was effected in accordance with the laws of Hong Kong, including by appropriate notation in the registry and by the registration of the certificates representing the Shares in the name of Purchaser (with a legend reciting that transfer shall be made only in accordance with the terms of Section 1.3 of this Agreement) and the delivery of the same, together with stock powers related thereto duly executed in blank, by Purchaser to Seller, in accordance with the provisions set forth on Schedule A, which are incorporated by reference.

2.        Representations and Warranties of Seller. Seller made each of the following representations and warranties to Purchaser:

2.1.      Organization, Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

2.2.     Authority of Seller. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller, this Agreement has been duly executed by a duly authorized officer of Seller, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.3.      Ownership of the Shares. Seller is the lawful record and beneficial owner of all of the Shares, free and clear of all liens, claims, encumbrances, restrictions, security interests and rights or interests of others of any kind, and there is no existing option, call, agreement or commitment of any character relating to any of the Shares.

3.        Representations and Warranties of Purchaser. Purchaser made each of the following representations and warranties to Seller:

3.1.     Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and the Note and to carry out the transactions contemplated hereby and thereby.

3.2.      Authority of Purchaser. The execution, delivery and performance of this Agreement and the Note have been duly authorized by all necessary corporate action on the part of Purchaser, this Agreement and the Note each has been duly executed by a duly authorized officer of Purchaser, and this Agreement and the Note each constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

3.3.     Investment. The Shares to be purchased by the Purchaser hereby are being purchased by Purchaser for its own account and not with a view to the resale or public distribution thereof.

3.4.     Access to Information. Purchaser has obtained and reviewed copies of the (i) Certificate of Incorporation and Memorandum of Association of the Company, and (ii) unaudited balance sheet and income statement of the Company as at December 31, 2015 and for the fiscal year then ended. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities, financial condition and prospects that Purchaser reasonably considers, or a reasonable person would consider, necessary or appropriate in evaluating the transactions contemplated hereby, including, in particular, all information necessary to determine the fair market value of the Shares and has had the opportunity to ask questions and has received appropriate answers and has relied solely on its investigation of the express representations and warranties set forth herein. Except for the representations and warranties made by Seller herein, the Seller has not made any representations or warranties to Purchaser in connection with its purchase of Shares.

3.5.     Understanding of Risks. Purchaser is fully aware of: (a) the highly speculative nature of an investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares; (d) the qualifications and backgrounds of the management of the Company; (e) the tax consequences of acquiring the Shares; and (f) the risks of owning shares of a foreign company and of the further risks of the Company doing business in China. By reason of Purchaser’s business or financial experience, Purchaser is capable of evaluating the merits and risks of this purchase, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of the Shares. Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the 1933 Act.

4.       Closing.

4.1.     Closing. The purchase and sale of the Shares took place remotely via the exchange of documents and signatures on the date of this Agreement or at such other time and place as the Parties mutually agreed upon, orally or in writing (which time and place are designated as the “Closing”).

4.2.     Documents to be Delivered by Seller. At the Closing, Seller delivered to Purchaser, (a) an executed copy of this Agreement, (b) the original stock certificate(s) representing the Shares and duly executed stock powers in blank related thereto, and (c) an executed copy of the Option Agreement.

4.3      Documents to be Delivered by Purchaser. At the Closing, Purchaser hereby delivered to Seller (a) an executed copy of this Agreement, (b) $125,000 in cash, (c) an executed copy of the Note, and (d) an executed copy of the Option Agreement.

5.       Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or Purchaser of any other rights or the seeking of any other remedies against the other. The rights, powers and remedies granted to Seller pursuant to the provisions of Section 1.3 shall be in addition to all rights, powers and remedies granted to Seller under any statute or rule of law.

6.      Expenses. Each of the parties shall pay its own expenses in connection with the transactions contemplated hereby.

7.      Brokerage. Each party hereto represents that it had no dealings in connection with this transaction with any finder or broker. Each Party agreed to indemnify and hold harmless the other Party against and in respect of any claims for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby based in any way on agreements, arrangements or understandings claimed to have been made by such Party or any of its officers with any third party.

8.     Notices. Except as otherwise expressly provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be furnished by hand delivery, by email, or by mail (registered or certified mail, postage prepaid, return receipt requested) or a nationally recognized overnight courier (freight prepaid, specifying next business day delivery, with written verification of receipt) to the parties at the addresses set forth below. Any such notice shall be deemed duly given upon the date sent or mailed as aforesaid to the party to whom notice is intended to be given at its address as shown below:

(a)     If to Seller, to:

Milestone Scientific Inc.

Leonard Osser - CEO

220 South Orange Avenue, Livingston Corporate Park,

Livingston, New Jersey 07034

Attention: Joseph D’Agostino

Email : jdagostino@milestonescientific.com

(b)     If to Purchaser, to:

Solee Science & Technology U.S.A., Ltd

100 Connell Drive STE 2300

Berkeley Heights, New Jersey 07922

Attn: Qin Zhang

The addresses set forth above may be changed by any party upon furnishing to the other party a notice of such change in accordance with the terms of this paragraph.

9.     Benefits and Burdens; Survival. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successor and assigns. The representations and warranties of the Parties shall survive the Closing.

10.     Section Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.     Contents, Modification, Amendment, etc. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Purchaser and Seller or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement. Each party acknowledges that it has retained legal counsel in connection with this Agreement and has reviewed this Agreement with such counsel to the extent it deems necessary.

12.     Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

13.     Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

14.     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the County of New York, State of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

15.     Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, including by facsimile or electronic transmission, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

MILESTONE SCIENTIFIC INC.

By: ________________________

Name:

Title:

PURCHASER:

SOLEE SCIENCE & TECHNOLOGY U.S.A., LTD.

By: ________________________

Name:

Title:

[Signature Page to Stock Purchase Agreement]

SCHEDULE A

(a)      Seller shall retain custody of the certificate(s) representing and any other elements of the Collateral until the entire outstanding amount of the Note shall have been paid in accordance with the terms thereof. Upon the occurrence and during the continuance of any Event of Default set forth in the Note, Seller shall be entitled to proceed against and foreclose upon the Collateral and otherwise exercise all of the rights, powers, privileges and remedies of a secured party with respect thereto as provided by applicable laws (including without limitation any laws similar to the Uniform Commercial Code in force in New Jersey).

(b)      As long as there exists no Event of Default under the Note, Purchaser may exercise all stockholder, corporate and other voting rights with respect to the Collateral and shall be entitled to receive any and all cash dividends (other than a liquidating dividend) paid on the Collateral.

(c)      As long as there exists an Event of Default under the Note: without limiting any other rights of Seller hereunder, Seller may, without obligation to do so, transfer record ownership of the Collateral to Seller or its nominee, exercise all stockholder, corporate and other voting rights with respect to the Collateral, and any other rights, privileges or options pertaining to the Collateral, and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, all as if Seller were the absolute owner thereof. Any such action by Seller may be taken without notice to Purchaser.

(d)     Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock dividend, stock split or reclassification of the capital stock of the Company or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Company, and any special or liquidating distribution in cash or other property, in each case shall, upon receipt by Purchaser, be promptly delivered to and deposited with Seller as part of the Collateral hereunder, together with one or more properly endorsed stock power assignments and such securities and/or cash or other property otherwise properly pledged under applicable law as security for the Note.

(e)     Seller shall exercise reasonable care in the custody and preservation of the Collateral but shall have no obligation to initiate any action with respect to, or otherwise inform Purchaser of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral; provided, however, that Purchaser will notify Seller of any such rights of Purchaser to protect against adverse claims or to protect the Collateral against the possibility of a decline in market value.

(f)     Purchaser waives, to the fullest extent permitted by law:

(i)     Any right of redemption or surplus with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral or other collateral or security for Purchaser’s obligations under the Note;

(ii)     Any right to require Seller (A) to proceed against any other person or entity, (B) to exhaust any other collateral or security for any of Purchaser’s obligations under the Note, (C) to pursue any remedy in Seller’s power, (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral or (E) to direct the application of payments or security for any obligations of Purchaser under the Note; and

(iii)     All claims, damages and demands against Seller arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral;

provided, that Seller shall not proceed against Purchaser to collect any deficiency; Seller recourse in such event to exercise its option to purchase the Shares.

(h)      Upon the full payment of the principal of the Note, Seller shall forthwith deliver to Purchaser the certificate(s) representing the pledged Shares, together with the related stock power(s) affixed thereto.

Exhibit A

Promissory Note

(see attached)

Exhibit B

Option Agreement

(see attached)